Exhibit 16.1

Patrick Rodgers, CPA, PA

309 East Citrus Street

Altamonte Springs, FL 32701

April 24, 2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Highlight Networks, Inc.

Commission File Number: 333-153575

Dear Sirs:

I have read item 4.01 included in Form 8-K of Highlight Networks, Inc. I agree with the statements concerning my

Firm in such Firm 8-K; I am not in a position to agree or disagree with other statements of Highlight Networks, Inc.

contained therein.

Sincerely,

/s/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA